Exhibit 99.

Certification of filing by officers

I, Barry McDaniel, the Chief Executive Officer of Stratesec Incorporated, certify that (i) the form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Stratesec Incorporated.


/s/  BARRY MCDANIEL
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Barry McDaniel
President and Chief Executive Officer